Exhibit 99.1

Barnes 860.583.7070 | info@onebarnes.com onebarnes.com

BARNES COMPLETES THE ACQUISITION OF MB AEROSPACE

August 31, 2023

BRISTOL, Conn., - Barnes Group Inc. (NYSE: B) today announced that it has completed its previously announced acquisition of MB Aerospace, a leading provider of precision aero-engine component manufacturing and repair services serving major aerospace and defense engine OEMs, Tier 1 suppliers, and MRO providers.

“We’re excited to welcome MB Aerospace and its talented workforce to Barnes Aerospace,” said Ian Reason, Senior Vice President, Barnes and President, Barnes Aerospace. “The significant growth opportunities provided by this combination will enhance our ability to deliver value-add solutions across the aero-engine value chain. MB Aerospace brings welcomed customer diversification within both commercial aerospace and defense platforms and provides Barnes with a well-balanced portfolio across aerospace and industrial end markets.”

The purchase price of $740 million, subject to customary closing adjustments, was financed with cash on hand, borrowings under the Company’s new $1.0 billion revolving credit facility and its new $650 million term loan B.  For the remainder of 2023, the acquisition is expected to add approximately $110 million in sales and be dilutive to adjusted earnings per share by approximately $0.25.  The Company will discuss additional details about the MB Aerospace acquisition and its operational and financial impact on the Company’s third quarter 2023 earnings call scheduled for Friday, October 27, 2023.

About Barnes

Barnes Group Inc. (NYSE: B) pioneers technologies to help change the world. Leveraging world-class manufacturing capabilities and market-leading engineering, we develop advanced processes, automation solutions and applied technologies for industries ranging from medical and personal care to mobility, packaging, and aerospace. Customers benefit from our integrated hardware and software capabilities focused on improving the processing, control, service and sustainability of engineered plastics, factory automation technologies, and precision components. For more information, please visit www.onebarnes.com.

123 Main Street, Bristol, CT  06010-6376

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “plan,” “strategy,” “estimate,” “project,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of MB Aerospace described herein; risks associated with international sales and operations, including with respect to the forecasted growth of MB Aerospace’s businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Note Regarding Certain Financial Information

The anticipated adjusted earnings per share impact excludes short-term purchasing accounting adjustments and other adjustments not reflective of ongoing results, which management believes provides the Company and its investors with an indication of baseline performance. MB Aerospace’s calendar 2023 revenue is based on 2023 unaudited prospective financial information. As permitted by Regulation G, Barnes does not provide quantitative reconciliations of such forward-looking non-GAAP financial information to the comparable GAAP measure, because the calculation of such measures is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Such items could have a substantial impact on GAAP measures of Barnes’ financial performance. In addition, Barnes believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
860.583.7070